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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-A/A
                                Amendment No. 2

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                CB Commercial Real Estate Services Group, Inc.
            (Exact name of registrant as specified in its charter)


       Delaware                                                  52-1616016
(State of in corporation                                       (I.R.S Employer
  or organization)                                           Identification No.)


              533 South Fremont Avenue, Los Angeles CA 90071-1798
              ---------------------------------------------------
             (Address of principal executive offices)  (Zip code)

       Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered
-------------------                               ------------------------------

     Common Stock,                                   New York Stock Exchange
$.01 par value per share

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check
the following box.                                                      [_]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A.(c)(2), please check the following box.                   [_]

     Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
                               (Title of class)

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Item 1.    Description of Registrant's Securities to be Registered.
           -------------------------------------------------------

     In response to this item, incorporated by reference is the description of the Common Stock, $.01 par value per share (the"Common Stock"), of CB Commercial Real Estate Services Group, Inc. (the "Registrant") contained under the caption "DESCRIPTION OF CBC CAPITAL STOCK" in the Joint Proxy Statement/Prospectus dated July 31, 1997 that forms a part of the Registrant's Registration Statement on Form S-4 (File No. 333-28731), filed by the Registrant under the Securities Act of 1933, as amended, which description is incorporated by reference herein.

Item 2.    Exhibits.
           ---------

     1. All exhibits required by Instruction II to Item 2 will be supplied to the New York Stock Exchange.

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

     Dated: October 27, 1997.


                                            CB COMMERCIAL REAL ESTATE
                                            SERVICES GROUP, INC.

                                            By /s/ John C. Haeckel
                                               --------------------------------
                                               John C. Haeckel
                                               Chief Financial
                                               Officer and Senior Executive
                                               Vice President